

<ARTICLE> 9
<RESTATED>
<MULTIPLIER> 1,000,000

<PERIOD-TYPE>                   3-MOS
<FISCAL-YEAR-END>                          DEC-31-1996
<PERIOD-START>                             JAN-01-1996
<PERIOD-END>                               MAR-31-1996
<CASH>                                           6,129
<INT-BEARING-DEPOSITS>                           8,910
<FED-FUNDS-SOLD>                                10,684
<TRADING-ASSETS>                                 7,226
<INVESTMENTS-HELD-FOR-SALE>                      8,185
<INVESTMENTS-CARRYING>                               0
<INVESTMENTS-MARKET>                                 0
<LOANS>                                         64,253
<ALLOWANCE>                                    (1,383)
<TOTAL-ASSETS>                                 115,465
<DEPOSITS>                                      64,243
<SHORT-TERM>                                    24,629
<LIABILITIES-OTHER>                              9,221
<LONG-TERM>                                      8,011
<COMMON>                                           319
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                        489
<OTHER-SE>                                       7,816<F1>
<TOTAL-LIABILITIES-AND-EQUITY>                 115,465
<INTEREST-LOAN>                                  1,412
<INTEREST-INVEST>                                  134
<INTEREST-OTHER>                                   323
<INTEREST-TOTAL>                                 1,992
<INTEREST-DEPOSIT>                                 592
<INTEREST-EXPENSE>                               1,107
<INTEREST-INCOME-NET>                              885
<LOAN-LOSSES>                                      175
<SECURITIES-GAINS>                                  22<F2>
<EXPENSE-OTHER>                                    828<F3>
<INCOME-PRETAX>                                    508
<INCOME-PRE-EXTRAORDINARY>                         340
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                       340
<EPS-PRIMARY>                                     1.05<F4>
<EPS-DILUTED>                                     1.03
<YIELD-ACTUAL>                                    3.51
<LOANS-NON>                                        373
<LOANS-PAST>                                       218
<LOANS-TROUBLED>                                    18
<LOANS-PROBLEM>                                      0
<ALLOWANCE-OPEN>                                 1,338
<CHARGE-OFFS>                                      174
<RECOVERIES>                                        29
<ALLOWANCE-CLOSE>                                1,383
<ALLOWANCE-DOMESTIC>                                 0<F5>
<ALLOWANCE-FOREIGN>                                  0<F5>
<ALLOWANCE-UNALLOCATED>                              0<F5>

<F1> Treasury stock of $75 million is included as a reduction of other stockholders' equity.

<F2> Investment securities gains/losses do not include the Corporation's equity securities gains which totaled $49 million.

<F3> Includes: salaries and employee benefits of $436 million; occupancy of $67 million; equipment rentals, depreciation and maintenance of $55 million; amortization of intangible assets of $18 million; and other expenses totaling $252 million.

<F4> EPS-Primary has been restated as a result of the Corporation adopting SFAS
     No. 128, "Earnings Per Share." EPS-Primary represents basic earnings per share.

<F5> Allowance-Domestic, Allowance-Foreign, and Allowance-Unallocated are only disclosed on an annual basis in the Corporation's Form 10-K, and are therefore not included in this Financial Data Schedule.

